UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2008

Magellan Midstream Partners, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-16335	73-1599053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 22186, Tulsa, Oklahoma	74121-2186
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (918) 574-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 9, 2008, Magellan Pipeline Company, L.P., Magellan Terminals Holdings, L.P. and Magellan Pipelines Holdings, L.P., each a wholly owned, indirect subsidiary of Magellan Midstream Partners, L.P. (collectively, “Magellan”), entered into the Texas Pipeline Project Throughput and Deficiency Agreement dated as of May 9, 2008 (the “Agreement”) between Magellan and Motiva Enterprises LLC (“Motiva”). Pursuant to the terms of the Agreement, Magellan will construct an 80-mile, 16-inch diameter refined petroleum products pipeline to connect the refining region of Port Arthur, Texas to Magellan’s existing terminal at East Houston, which is expected to be fully operational by 2011, in exchange for a 15-year throughput commitment by Motiva. In addition, Magellan will add a pipeline connection between its East Houston, Texas terminal and Motiva’s existing Pasadena, Texas terminal and construct 1.2 million barrels of storage and three additional truck rack lanes at its East Houston, Texas terminal, all of which are expected to be fully operational by 2010. The Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Texas Pipeline Project Throughput and Deficiency Agreement dated as of May 9, 2008 among Motiva Enterprises LLC and Magellan Pipeline Company, L.P., Magellan Terminals Holdings, L.P. and Magellan Pipelines Holdings, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC,
its General Partner

Date: May 15, 2008	By:	/s/ Suzanne H. Costin
	Name:	Suzanne H. Costin
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit 10.1	Texas Pipeline Project Throughput and Deficiency Agreement dated as of May 9, 2008 among Motiva Enterprises LLC and Magellan Pipeline Company, L.P., Magellan Terminals Holdings, L.P. and Magellan Pipelines Holdings, L.P.